FOR IMMEDIATE RELEASE
DEMCEBER 9, 2004

Public Company Management Corporation Information To Be Available Through S&P Market Access Program

LAS VEGAS, NV – Public Company Management Corporation (OTCBB: PUBC) announced today that its company information will be made available via Standard & Poor's Market Access Program, an information distribution service that enables subscribing publicly traded companies to have their company information disseminated to users of Standard & Poor's Advisor Insight.  The company information to be made available through this program includes share price, volume, dividends, shares outstanding, company financial position, and earnings.  Standard & Poor's Advisor Insight is an Internet-based research engine used by more than 100,000 investment advisors. A public version of the site is available at www.advisorinsight.com.

"Inclusion in the Market Access Program is a key ingredient in our efforts to obtain exposure for Public Company Management Corporation and to build shareholder value," noted Stephen Brock, CEO and President. "We are pleased to announce this listing and feel that this development demonstrates our commitment to excellence to our shareholders and to the operations of our company."

In addition, information about companies in Standard & Poor's Market Access Program will be available via S&P's Stock Guide database, which is distributed electronically to virtually all major quote vendors.  As part of the program, a full description of Public Company Management Corporation will also be published in the Daily News section of Standard Corporation Records, a recognized securities manual for secondary trading in approximately 37 states under the Blue Sky Laws.

"Many small-cap publicly traded companies are not even aware of the state-level legal requirements regarding securities trading.  In the past, they've been able to get away with it because of lax enforcement, but that's changing," says Brock.  "With regulatory compliance being a core part of our business, we adhere strictly to these requirements."

About Public Company Management Corporation
Public Company Management Corporation (OTC BB: PUBC) helps business owners create investor liquidity and long-term value for their companies, shareholders and partners by participating in public capital markets.  PCMC supports the full lifecycle of entering the public market:

1

Education - Pubco White Papers (www.PubcoWhitePapers.com), a subsidiary of PCMC, hosts a comprehensive body of knowledge on private and public equity markets.  Go Public Today (www.GoPublicToday.com), another PCMC subsidiary, offers qualified entrepreneurs and senior executives free consultations with a Registered Investment Adviser. Free consultations regarding mergers, acquisitions and reverse listings are offered in partnership with M&A Capital Advisers (www.MACapitalAdvisers.com), an independent licensed broker-dealer.

2

Registration and listing - GoPublicToday.com is a Registered Investment Advisory firm that provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB or Pink Sheets.  GoPublicToday.com under its d/b/a Foreign Company Listing, (www.ForeignCompanyListing.com) aids foreign companies in going public in the U.S. markets.

3

Regulatory compliance - Public Company Management Services (www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC utilizes a project-centric business model to provide top industry expertise to each client and create a repeatable process for client success.  This approach, combined with the innovative use of technology, gives PCMC a scalable operating capacity and cost structure.  A unique equity-based fee structure minimizes cash outlay for clients, ensures total commitment to client success, and maximizes shareholder value when those clients are successful.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

For More Information:
Stephen Brock, President/CEO
Public Company Management Corporation (OTC BB: PUBC)
5770 El Camino Blvd.
Las Vegas, NV 89118
702.222.9076
www.PublicCompanyManagement.com
info@PublicCompanyManagement.com

Forward-looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.  M&A Capital Advisers is an independent business entity managed separately ! by PCMC President/CEO, Stephen Brock, but not owned by PCMC.

Company information distributed through the Market Access Program is based upon information that Standard & Poor’s considers to be reliable, but neither Standard & Poor’s nor its affiliates warrant its completeness or accuracy, and it should not be relied upon as such.  This material is not intended as an offer or solicitation for the purchase or sale of any security or other financial instrument.